EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The McClatchy Company on Form S-3 of our report on McClatchy Newspapers, Inc. dated February 20, 1998, appearing in the Annual Report on Form 10-K of The McClatchy Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Sacramento, California
May 28, 1998